Contacts:	Progenics Pharmaceuticals, Inc.: Dory A. Kurowski Director, Corporate Affairs (914) 789-2818 dkurowski@progenics.com Media Contact: Aline Schimmel WCG (312) 646-6295 aschimmel@wcgworld.com

PETER CROWLEY ELECTED PROGENICS
CHAIRMAN OF THE BOARD

Tarrytown, NY – June 10, 2010 - Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced the election of board member Peter J. Crowley as Chairman of the Board at the Company’s annual meeting. Mr. Crowley replaces Kurt Briner, who is stepping down as Chairman at the end of his term while remaining a director. Mr. Crowley has over two decades of experience in healthcare finance as a senior investment banker. During his career as an investment banker Mr. Crowley often advised Progenics.

“We are grateful to Kurt for his years of service as Chairman, and are pleased we will continue to have his wise counsel as a director,” said Paul J. Maddon, M.D., Ph.D., Company Founder, Chief Executive and Chief Science Officer. “We look forward to Peter’s strong leadership as we advance our development projects and work to partner and expand the RELISTOR franchise worldwide.”

“It’s been my privilege to have a longstanding relationship with Progenics,” said Mr. Crowley. “The company has made significant strides during those years, from biotech start-up to obtaining FDA and international approval for an important first-in-class medicine. I am excited to be taking on this new role as we shape the next stage for the Company.”

Mr. Crowley, 51, who joined Progenics’ Board of Directors last year, recently retired from a 23-year career at CIBC World Markets, where he was head of Healthcare Investment Banking since 1995. In this role, he had responsibility for public and private financing and advisory services for biotechnology, pharmaceutical, medical device and healthcare services companies, and also had roles in mergers and acquisitions and principal investments. His early professional experience was with Allen and Company and Blyth Eastman Paine Webber.

In addition to his new position, Mr. Crowley will continue to serve on the Company's Audit and Compensation Committees.  Progenics' nine-member board includes seven outside directors. At yesterday’s annual shareholders meeting, stockholders re-elected the current board and adopted an amendment of the Company’s employee stock purchase plan.

(PGNX-G)

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, oncology and virology. Progenics is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation. RELISTOR is now approved in over 40 countries, including the U.S., Canada, the European Union, Latin America countries and Australia. Progenics is pursuing strategic alternatives for RELISTOR, including licensing, collaboration, strategic alliances and U.S. commercialization or co-promotion, following termination of its 2005 collaboration with Wyeth Pharmaceuticals, which is continuing manufacturing, sales, marketing, and certain development and regulatory activities for RELISTOR during the transition. Ono Pharmaceutical Co., Ltd. has an exclusive license from Progenics for development and commercialization of subcutaneous RELISTOR in Japan. In oncology, the Company is conducting a phase 1 clinical trial of PSMA ADC, a human monoclonal antibody-drug conjugate for the treatment of prostate cancer. PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. In virology, Progenics is also developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit human immunodeficiency virus (HIV) infection. PRO 140 is currently in phase 2 clinical testing. Other early-stage clinical or research programs include phase 1 clinical trials with vaccines designed to treat prostate cancer by stimulating an immune response to PSMA in immunized subjects; identifying novel multiplex PI3-Kinase inhibitors as a potential strategy to combat some of the most aggressive forms of cancer; identifying novel inhibitors of HCV entry; and developing monoclonal antibodies against toxins produced by the bacterium Clostridium difficile (C.difficile).

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words "anticipates," "plans," "expects" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

Editors Note:

For more information, please visit www.progenics.com.